UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): September 7, 2021

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement

As previously disclosed by Centrus Energy Corp., a Delaware corporation (the “Company”), on August 30, 2013, the Company submitted a claim to the U.S. Department of Energy (the “DOE”) under the Contract Disputes Act for payment of $42.8 million, representing the DOE’s share of pension and post-retirement benefits costs related to the transition of employees at the former Portsmouth, Ohio Gaseous Diffusion Plant to the DOE’s decontamination and decommissioning contractor. On August 27, 2014, the DOE contracting officer denied the Company’s claim. As a result, the Company filed an appeal of the decision in the U.S. Court of Federal Claims (the “Court”) in January 2015. On January 13, 2021, the Company and the DOE reached a tentative agreement to settle the litigation. The settlement was subject to the approval by the DOE, the U.S. Department of Justice, the Company’s Board of Directors, and the Court.

On September 7, 2021, after the final approvals for the settlement were received, the settlement agreement was signed by the parties. The settlement agreement provides for the payment of $43.5 million comprised of approximately $37.0 million in principal and $6.5 million in interest, from the DOE to the Company. The settlement requires the Company to deposit $33.8 million in the pension plan for its subsidiary United States Enrichment Corp. (“Enrichment Corp.”) and $9.7 million in a trust for payment of post-retirement health benefits payable by Enrichment Corp. After receiving payment the Company has agreed to dismiss its suit.

The foregoing description of the settlement agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is expected to be filed as an exhibit to Centrus’ quarterly report on Form 10-Q for the third quarter ending September 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	September 8, 2021	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer